                                                                     EXHIBIT 4.4
                                AMENDMENT NO. 3

         Amendment No. 3 dated as of December 6, 1994 ("Amendment No. 3") to the Amendment and Restatement of Amendment, Restatement and Consolidation of Credit Agreement dated as of August 6, 1993, as amended by Amendment No. 1 dated as of December 28, 1993 and Amendment No. 2 dated as of September 30, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among Presidio Oil Company, a Delaware corporation (the "Guarantor" or "Presidio"), Presidio Exploration, Inc., a Colorado corporation (the "Borrower" or "Exploration"; each of the Borrower and the Guarantor are referred to as an "Obligor" and together, the "Obligors"), the banks parties thereto (the "Banks") and The Chase Manhattan Bank (National Association), as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         WHEREAS, the Obligors have requested that the Banks modify and amend certain terms of the Credit Agreement; and

         WHEREAS, the Agent and the Banks are willing to agree to such modifications and amendments on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1

                                   AMENDMENT

         1.1     The Credit Agreement is hereby amended as follows:

                 (a) Section 2.1(a)(i) of the Credit Agreement is deleted in its entirety and replaced by the following:

                          "(i)    Each Bank severally agrees, subject to the
                 terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from and including the Effective Date to but excluding the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect, provided that no such Loans shall be made if after giving effect thereto the aggregate principal amount of the Loans outstanding would exceed the lesser of (A) the amount set forth in Section 2.1(a)(v) hereof and (B) the applicable amount indicated on Schedule III hereof."





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
                 (b) Section 2.1(a)(v) of the Credit Agreement is deleted in its entirety and replaced by the following:

                          "(v)    The aggregate principal amount of Loans
                 outstanding at any one time shall not exceed $22,400,000, provided, however, that if (A) the Obligors shall agree to grant a Lien to the Banks in assets not otherwise constituting Mortgaged Property hereunder, (B) such assets shall become Mortgaged Property hereunder and (C) the Agent determines in its sole discretion to increase the aggregate principal amount of Loans permitted to be outstanding at any one time, then the aggregate principal amount of Loans outstanding at any one time shall not exceed $25,000,000."

                 (c) Schedule III to the Credit Agreement is deleted in its entirety and replaced by the Schedule III attached hereto.

                 (d) The definition of the term "Loan" in Annex I of the Credit Agreement is amended by adding the words "(including, without limitation, Section 2.1 of the Credit Agreement)" after the words "Credit Agreement" in the third line thereof.

                 (e) Section 3.14(f) in Annex III of the Credit Agreement is deleted in its entirety and replaced by the following:

                          "(f)    sales of Mortgaged Property (with the consent
                 of each of the Banks) provided that 100% of the net proceeds of such sales are applied to reduction of the Aggregate Commitment; provided, however, that the net proceeds of the sale of up to 50% of Obligor's working interest in the Table Mountain Field and up to 50% of Obligor's working interest in the Culp Draw Field (including the Culp Draw Unit wells, Scorpion Federal No. 43-9 well and Conoco Federal No. 1 well) may be used for general corporate purposes, and shall not be required to be applied to reduce the Aggregate Commitment."

                                   SECTION 2

                                REPRESENTATIONS

         2.1 Each Obligor represents that this Amendment No. 3 has been duly authorized, executed and delivered by such Obligor and is the valid and binding obligation of such Obligor enforceable against it in accordance with its terms.

         2.2 Each Obligor represents and warrants that, after giving effect to this Amendment No. 3, the representations and warranties in Annex II of the Credit Agreement and the Loan Documents are true and correct on the date hereof as though made on and as of such date (except for the first sentence of Section 2.2 of Annex II of the Credit Agreement which is true and correct as of December 31,
1992) and that no Default has occurred and is continuing or would result from the execution of this Amendment No. 3 or the transactions contemplated hereby.

                                   SECTION 3

                              CONDITIONS PRECEDENT

         3.1 The effectiveness of this Amendment No. 3 is subject to the satisfaction of the following conditions precedent:

                 (a) this Amendment No. 3 shall have been executed and delivered;

                 (b) receipt by the Agent of resolutions of the board of directors (or the executive committee thereof) of each Obligor authorizing this Amendment No. 3 together with relevant incumbency certificates, all as certified by a Secretary or an Assistant Secretary of each Obligor;

                 (c) all regulatory approvals, consents and other matters, if any, necessary to complete this Amendment No. 3 shall be in full force and effect;

                 (d) the representations and warranties of each Obligor contained herein and in any Loan Document, after giving effect to this Amendment No. 3, shall be true and correct on and as of the date hereof (except for the first sentence of Section 2.2 of Annex II of the Credit Agreement which is true and correct as of December 31,
         1992);

                 (e) the Agent and the Banks shall have received an opinion of (i) Bruce R. DeBoer, counsel to the Borrowers, and (ii) Brown & Drew, local counsel to the Banks, relating to this Amendment No. 3, in a form satisfactory to the Agent and the Banks;

                 (f) the Agent and the Banks shall have received confirmation of the Guaranty by the Guarantor.

                                   SECTION 4

                                  RATIFICATION

         4.1 Except as expressly amended hereby or otherwise provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect including, without limitation, the liens and security interests created by the Mortgages which shall continue to secure the Obligations purported to be secured thereby under the Credit Agreement as amended hereby. All references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to be references to the Credit Agreement as amended hereby.

                                   SECTION 5

                                    EXPENSES

         5.1 The Obligors shall pay to the Banks all expenses (including reasonable fees and disbursements of counsel and local counsel to the Agent) incurred by them in connection with the preparation, execution and delivery of this Amendment No. 3.

                                   SECTION 6

                                 GOVERNING LAW

         6.1 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SECTION 7

                                 MISCELLANEOUS

         7.1 The headings and captions herein shall be accorded no significance in interpreting this Amendment No. 3. This Amendment No. 3:

                 (a) shall be binding and inure to the benefit of the Obligors, the Banks and the Agent and their respective successors, assigns, receivers and trustees;

                 (b) may be modified or amended only in writing signed by each party; and

                 (c) may be executed in several counterparts and by the parties hereto on separate counterparts and each such counterpart, when so executed and delivered shall constitute but one and the same agreement.

                                   SECTION 8

                                  NO NOVATION

         8.1 Except as expressly provided for herein, each Obligor agrees and acknowledges that this Amendment No. 3 shall not effect a novation or release of any Obligor in respect of the Obligations.

                 The parties hereto have caused this Amendment No. 3 to be duly executed as of the day and year first above written.


                                            PRESIDIO OIL COMPANY
                                            PRESIDIO EXPLORATION, INC.


                                            By:       /s/ Robert L. Smith
                                                    ---------------------------
                                            Name:        Robert L. Smith
                                                    ---------------------------
                                            Title:       President
                                                    ---------------------------


                                            THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION), as agent


                                            By:       /s/ Richard F. Betz
                                                    ---------------------------
                                            Name:        Richard F. Betz
                                                    ---------------------------
                                            Title:       Vice President
                                                    ---------------------------


                                            THE BANK(S):

                                            THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION)


                                            By:       /s/ Richard F. Betz
                                                    ---------------------------
                                            Name:        Richard F. Betz
                                                    ---------------------------
                                            Title:       Vice President
                                                    ---------------------------

                                            CITIBANK, N.A.


                                            By:       /s/ Barbara A. Cohen
                                                    ---------------------------
                                            Name:        Barbara A. Cohen
                                                    ---------------------------
                                            Title:       Vice President
                                                    ---------------------------

                                  SCHEDULE III


 COMMITMENT REDUCTION DATE                         AGGREGATE COMMITMENT
 -------------------------                         --------------------
     October 1, 1995                                 $ 21,000,000
     January 1, 1996                                   19,600,000
     April 1, 1996                                     18,200,000
     July 1, 1996                                      16,800,000
     October 1, 1996                                   15,400,000
     January 1, 1997                                   14,000,000
     April 1, 1997                                     12,600,000
     July 1, 1997                                      11,200,000
     October 1, 1997                                    9,800,000
     January 1, 1998                                    8,400,000
     April 1, 1998                                      7,000,000
     July 1, 1998                                       5,600,000
     October 1, 1998                                    4,200,000
     January 1, 1999                                    2,800,000
     April 1, 1999                                      1,400,000
     July 1, 1999                                             -0-





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